As filed with the Securities and Exchange Commission on March 18, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-4842691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12255 El Camino Real

Suite 250

San Diego, CA 92130

(646) 837-5863

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Aselage

Chief Executive Officer

777 Third Avenue, 22nd Floor

New York, New York 10017

(646) 837-5863

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jason Kent, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-198648)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, $0.0001 par value per share	$25,000,000	$2,905

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. This Registration Statement registers an indeterminate number of shares of common stock that the Registrant may sell.
(2)	The shares being registered pursuant to this Registration Statement are in addition to the $125,000,000 of shares registered pursuant to the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-198648).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3, as amended (Registration No. 333-198648), which was declared effective by the Commission on March 13, 2015, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $25,000,000. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of March, 2015.

RETROPHIN, INC.

By:	/s/ Stephen Aselage
Stephen Aselage
Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stephen Aselage
Stephen Aselage	Chief Executive Officer and Director (principal executive officer)	March 18, 2015

/s/ Laura M. Clague
Laura M. Clague	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 18, 2015

*
Cornelius E. Golding	Director	March 18, 2015

*
Gary Lyons	Director	March 18, 2015

*
Jeffrey Meckler	Director	March 18, 2015

*
Steven Richardson	Director	March 18, 2015

*By:	/s/ Stephen Aselage
Stephen Aselage, Attorney-in-Fact and Agent

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Cooley LLP *

23.1	Consent of Marcum LLP*

23.2	Consent of BDO USA, LLP*

23.3	Consent of BDO USA, LLP*

23.4	Consent of BDO USA, LLP*

23.5	Consent of Cooley LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (incorporated by reference to the signature page of Form S-3 Registration Statement (Registration No. 333-198648) filed by Retrophin, Inc. on March 11, 2015).

*	Filed herewith.